Exhibit 99.1
Form 8-K
aVinci Media Corporation
File No. 000-17288

SEQUOIA MEDIA GROUP, LC

Financial Statements
As of December 31, 2007 and 2006 and for the Years Then Ended

Together with Report of Independent Registered Public Accounting Firm

215 South State Street, Suite 800
Salt Lake City, Utah 84111
Telephone (801) 532-7444
Fax (801) 532-4911
www.tannerco.com

TANNER LC
THE CRITICAL KNOWLEDGE SOURCE BUSINESS ADVISORS AND CERTIFIED PUBLIC ACCOUNTANTS	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
Sequoia Media Group, LC

We have audited the accompanying balance sheets of Sequoia Media Group, LC (the Company), as of December 31, 2007 and 2006, and the related statements of operations, changes in members’ deficit, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sequoia Media Group, LC as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

February 22, 2008
(except for Note 12, which is dated June 6, 2008)

SEQUOIA MEDIA GROUP, LC
Balance Sheets
December 31,

Assets	2007	2006

Current assets:
Cash	$859,069	$168,692
Accounts receivable	448,389	10,000
Unbilled accounts receivable	-	465,472
Inventory	21,509	4,331
Prepaid expenses	100,799	53,757
Deferred costs	294,602	-
Deposits and other current assets	44,201	72,559

Total current assets	1,768,569	774,811

Property and equipment, net	990,523	309,008
Intangibles, net	74,689	70,381
Other Assets	20,408	111,011

Total assets	$2,854,189	$1,265,211

Liabilities and Member's Deficit

Current liabilities:
Accounts payable	$75,118	$104,832
Accrued liabilities	823,772	820,143
Distribution payable	308,251	-
Current portion of capital leases	118,288	-
Current portion of deferred rent	38,580	-
Note payable	1,000,000	-
Convertible debentures and notes payable		2,234,660
Related party notes payable	-	265,783
Deferred revenue	493,599	11,250

Total current liabilities	2,857,608	3,436,668

Capital lease obligations, net of current portion	222,611	-
Deferred rent, net of current portion	71,839	-

Total liabilities	3,152,058	3,436,668

Series B redeemable convertible preferred units, no
par value, 12,000,000 units authorized; 8,804,984 and 0
units outstanding, respectively (liquidation preference
of $6,603,182 at December 31, 2007)	6,603,182	-

Commitments and contingencies

Members' deficit
Series A convertible preferred units, no par value,
3,746,485 units authorized; 3,533,720 units outstanding
(liquidation preference of $474,229)	474,229	474,229
Common units, no par value, 90,000,000 units
authorized; 29,070,777 and 21,547,422 units outstanding,
repectively.	4,211,737	1,103,679
Accumulated deficit	(11,587,017)	(3,749,365)

Total members' deficit	(6,901,051)	(2,171,457)

Total liabilities and members' deficit	$2,854,189	$1,265,211

See accompanying notes to financial statements.

SEQUOIA MEDIA GROUP, LC
Statements of Operations
Years Ended December 31,

	2007	2006

Revenues	$541,856	$739,200

Operating expense:
Cost of sales	57,068	-
Research and development	1,890,852	1,067,687
Selling and marketing	1,351,860	547,448
General and administrative	3,677,326	1,755,127
Depreciation and amortization	277,458	103,160

Total operating expense	7,254,564	3,473,422

Loss from operations	(6,712,708)	(2,734,222)

Other income (expense):
Interest income	66,524	4,726
Interest expense	(693,217)	(806,439)

Net other income (expense)	(626,693)	(801,713)

Net loss	(7,339,401)	(3,535,935)

Deemed distribution on Series B redeemable
convertible preferred units	(190,000)	-
Distributions on Series B redeemable
convertible preferred units	(308,251)	-

Net loss applicable to common units	$(7,837,652)	$(3,535,935)

Loss per common unit - basic and diluted	$(0.30)	$(0.16)

Weighted average common units - basic
and diluted	26,453,062	21,547,422

See accompanying notes to financial statements.

SEQUOIA MEDIA GROUP, LC
Statements of Changes in Members’ Deficit

Years Ended December 31, 2007 and 2006

	Series A Convertible
	Preferred		Common		Accumulated	Member's
	Units	Amount	Units	Amount	Deficit	Deficit

Balance, January 1, 2006	3,533,720	$474,229	21,547,422	$325,500	$(213,430)	$586,299

Issuance of detachable warrants in
connection with debentures payable	-	-	-	251,552	-	251,552

Beneficial conversion feature of convertible
debentures payable	-	-	-	489,268	-	489,268

Equity-based payments made to employees	-	-	-	37,359	-	37,359

Net loss	-	-	-	-	(3,535,935)	(3,535,935)

Balance, December 31, 2006	3,533,720	474,229	21,547,422	1,103,679	(3,749,365)	(2,171,457)

Conversion of debentures payable and accrued
interest payable into common units	-	-	7,523,355	2,602,668	-	2,602,668

Employee equity-based compensation	-	-	-	505,390	-	505,390

Accretion of Issuance costs on Series B
redeemable convertible preferred units	-	-	-	-	(190,000)	(190,000)

Distributions on Series B redeemable
convertible preferred units	-	-	-	-	(308,251)	(308,251)

Net loss	-	-	-	-	(7,339,401)	(7,339,401)

Balance, December 31, 2007	3,533,720	$474,229	29,070,777	$4,211,737	$(11,587,017)	$(6,901,051)

See accompanying notes to financial statements.

SEQUOIA MEDIA GROUP, LC
Statements of Cash Flows

	2007	2006

Cash flows from operating activities:
Net loss	$(7,339,401)	$(3,535,935)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation and amortization	490,549	201,893
Accretion of debt discount	338,594	582,230
Equity-based compensation	505,390	37,359
Loss on disposal of equipment	1,063	1,668
Decrease (increase) in:
Accounts receivable	(438,389)	(10,000)
Unbilled accounts receivable	465,472	260,508
Inventory	(17,178)	(4,331)
Prepaid expenses	(47,042)	(50,502)
Deferred costs	(294,602)	-
Other current assets	28,358	(72,559)
Deposits	(5,409)	(14,999)
Increase (decrease) in:
Accounts payable	(29,714)	5,761
Accrued liabilities	236,225	775,350
Deferred rent	110,419	-
Deferred revenue	482,349	(67,083)

Net cash used in operating activities	(5,513,316)	(1,890,640)

Cash flows from investing activities:
Purchase of property and equipment	(562,987)	(344,995)
Purchase of intangible assets	(14,308)	(70,000)

Net cash used in investing activities	(577,295)	(414,995)

Cash flows from financing activities:
Proceeds from convertible notes and debentures	1,535,000	2,393,250
Proceeds from note payable	1,000,000	-
Payments of loan costs	(117,080)	(194,745)
Proceeds from related party notes payable	20,000	265,783
Payments on related party notes payable	(285,783)	-
Payments on obligation under capital lease	(46,149)	-
Proceeds from issuance of Series B preferred units
net of issuance costs of $190,000	4,675,000	-

Net cash provided by financing activities	6,780,988	2,464,288

Net change in cash	690,377	158,653

Cash at beginning of year	168,692	10,039

Cash at end of year	$859,069	$168,692

Cash paid for interest and income taxes	$-	$-

See accompanying notes to financial statements.

SEQUOIA MEDIA GROUP, LC
Statements of Cash Flows
Continued

Supplemental schedule of non-cash investing and financing activities:

During the year ended December 31, 2007:

•	The Company converted notes payable of $1,535,000 and $23,178 of related accrued interest into 2,318,318 Series B redeemable convertible preferred units.

•	The Company converted $2,393,250 of debentures and notes payable and $209,418 of related accrued interest into 7,523,355 common units.

•	The Company recorded a debt discount of $8,129 and a beneficial conversion feature of $171,875 in connection with the issuance of Series B redeemable convertible preferred units.

•	The Company accrued distributions payable on Series B redeemable convertible preferred units of $308,251.

•	The Company acquired $387,048 of fulfillment equipment and office furniture through capital lease agreements.

•	The Company recorded a deemed distribution of $190,000 due to the accretion of issuance costs related to the Series B offering.

During the year ended December 31, 2006:

•	The Company recorded a debt discount of $251,552 and a beneficial conversion feature of $489,268 in connection with the issuance of convertible debt.

See accompanying notes to financial statements.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements

1. Description of Organization and Summary of Significant Accounting Policies
Organization and Nature of Operations
Sequoia Media Group, LC (the Company), a Utah limited liability company, was formed on March 15, 2003.  The Company develops and sells an engaging way for anyone to tell their “Story” with personal digital expressions.  The Company’s products simplify and automate the process of creating professional-quality multi-media productions using personal photos and videos.

	Basis of Presentation The accompanying financial statements are presented in accordance with U.S. generally accepted accounting principles.

Concentration of Credit Risk and Significant Customer
The Company maintains its cash in bank demand deposit accounts, which at times may exceed the federally insured limit or may be maintained in non-insured institutions. As of December 31, 2007 and December 31, 2006, the Company had approximately $952,752 and $153,874 respectively, in excess of the insured limits, primarily in cash equivalents. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk with respect to cash.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. In the normal course of business, the Company provides credit terms to its customers and requires no collateral. Concentrations of accounts receivable and revenue were as follows:

		2007
		Revenue	Accounts Receivable
	Customer A	97.1%	18.6%
	Customer B	5.9%	3.9%
	Customer C	0%	77.5%

		2006
		Revenue	Accounts Receivable
	Customer A	100.0%	100.0%

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

1. Description of Organization and Summary of Significant Accounting Policies Continued
Net Loss per Common Unit
Basic earnings (loss) per unit (EPS) is calculated by dividing income (loss) available to common unit holders by the weighted-average number of common units outstanding during the period.

Diluted EPS is similar to Basic EPS except that the weighted-average number of common units outstanding is increased using the treasury stock method to include the number of additional common units that would have been outstanding if the dilutive potential common units had been issued. Such potentially dilutive common units include stock options and warrants, convertible preferred stock, redeemable convertible preferred stock and convertible notes and debentures. Units having an antidilutive effect on periods presented are not included in the computation of dilutive EPS.

The average number of units of all stock options and warrants granted, all convertible preferred stock, redeemable convertible preferred stock and convertible debentures have been omitted from the computation of diluted net loss per common unit because their inclusion would have been anti-dilutive for the years ended December 31, 2007 and 2006.

For the years ended December 31, 2007 and 2006, the Company had 21,749,309 and 7,269,325 potentially dilutive units of common stock, respectively, not included in the computation of diluted net loss per common unit because it would have decreased the net loss per common unit. These options and warrants, convertible preferred stock, redeemable convertible preferred stock and convertible notes and debentures could be dilutive in the future.

Use of Estimates
The preparation of financial statements in conformity with U.S.  generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.  Key estimates made by management in the accompanying financial statements include the economic useful lives assigned to property and equipment, recoverability of long-lived assets based on expected future undiscounted cash flows, the fair value of the Company’s units on the dates of share-based compensation awards and the assumptions used in the Black-Scholes option-pricing model.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

1. Description of Organization and Summary of Significant Accounting Policies Continued
Cash Equivalents
The Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable
Accounts receivable are recorded at net realizable values and are due within 30 days from the invoice date. The Company maintains allowances for doubtful accounts, when necessary, for estimated losses resulting from the inability of customers to make required payments. These allowances are based on specific facts and circumstances pertaining to individual customers and historical experience. Provisions for losses on receivables are charged to operations. Receivables are charged off against the allowances when they are deemed uncollectible.  As of December 31, 2007 and 2006, there were no allowances for doubtful accounts required against the Company’s receivables.

Inventories Inventories are stated at the lower of cost or market determined using the first-in, first-out method.
Intangible Assets Intangible assets consist of costs to acquire patents and licenses for use of certain music tracks. All of the Company’s intangible assets have finite useful lives.

Intangible assets with finite useful lives are carried at cost, less accumulated amortization.  Amortization is calculated using the straight-line method over estimated useful lives.  Intangible assets subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable.  As of December 31, 2007 and 2006, management determined that the carrying amounts of the Company’s intangible assets were not impaired.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization.  Property and equipment consists of computers, software and equipment, and furniture and fixtures. Depreciation and amortization are calculated using the straight-line method over the estimated economic useful lives of the assets or over the related lease terms (if shorter), which are three and five years, respectively.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

1. Description of Organization and Summary of Significant Accounting Policies Continued
Property and Equipment - Continued
Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Routine maintenance, repairs, and renewal costs are expensed as incurred. Gains or losses from the sale or retirement of property and equipment are recorded in the statements of operations.

The Company reviews its property and equipment for impairment when events or changes in circumstances indicate that the carrying amount may be impaired.  If it is determined that the related undiscounted future cash flows are not sufficient to recover the carrying value, an impairment loss is recognized for the difference between carrying value and fair value of the asset.

As of December 31, 2007 and 2006, management determined the carrying amounts of the Company’s property and equipment were not impaired.

Revenue Recognition and Deferred Revenue
Through December 31, 2007, the Company generated the majority of its revenue from one customer.  The contract with this customer included software development, software license, post-contract support (PCS), and training.  Because the contract included the delivery of a software license, the Company accounted for the contract in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as modified by SOP 98-9, Modification of SOP 97-2 with Respect to Certain Transactions.  SOP 97-2 applies to activities that represent licensing, selling, leasing, or other marketing of computer software.

Because the contract included services to provide significant production, modification, or customization of software, in accordance with SOP 97-2, the Company accounted for the contract based on the provisions of Accounting Research Bulletin (ARB) No. 45, Long-Term Construction-Type Contracts and the relevant guidance provided by SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts.  In accordance with these provisions, the Company determined to use the percentage-of-completion method of accounting to record the revenue for the entire contract.  The Company utilized the ratio of total actual costs incurred to total estimated costs to determine the amount of revenue to be recognized at each reporting date.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

1. Description of Organization and Summary of Significant Accounting Policies Continued
Revenue Recognition and Deferred Revenue - Continued
As of December 31, 2007, this contract was completed and all revenue under this contract had been recognized. The Company has no further obligations under this contract.

The Company records billings and cash received in excess of revenue earned as deferred revenue. The deferred revenue balance generally results from contractual commitments made by customers to pay amounts to the Company in advance of revenues earned. The unbilled accounts receivable represents revenue that has been earned but which has not yet been billed. The Company bills customers as payments become due under the terms of the customer’s contract. The Company considers current information and events regarding its customers and their contracts and establishes allowances for doubtful accounts when it is probable that it will not be able to collect amounts due under the terms of existing contracts.

Under the current business model, the Company generates revenue from the sale of software, equipment, software licenses, applications development and implementation services, support, training services, and product royalties.  The Company continues to apply the guidance provided in SOP 97-2 to recognize revenue on contracts that include a software component.  SOP 97-2 generally provides that until vendor specific objective evidence (VSOE) of fair value exists for the various components within the contract, that revenue is deferred until delivery of all elements except for PCS and training has occurred. After all elements are delivered except for PCS and training, deferred revenue is recognized over the remaining term of the contract.  Because of the Company’s limited sales history, it does not have VSOE for the different components that may be included in sales contracts.

Once VSOE is established, the Company will allocate a portion of the contract fee to each undelivered element based on the relative fair values of the elements and allocate the fee for delivered software licenses using the residual method.  The Company plans to establish VSOE for the various elements of its contracts based on the price charged when the same element is sold separately. For consulting services, the Company plans to base VSOE on the rates charged when the services are sold separately under time-and-materials contracts.  The Company intends to base VSOE for training on the rates charged when training is sold separately for supplemental training courses.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

1. Description of Organization and Summary of Significant Accounting Policies Continued
Revenue Recognition and Deferred Revenue - Continued
For PCS, VSOE will be determined by reference to the renewal rate charged to the customer in future periods.

For time-and-materials contracts, the Company plans to estimate a profit range and recognize the related revenue using the lowest probable level of profit estimated in the range. Billings in excess of revenue recognized under time-and-material contracts will be deferred and recognized upon completion of the time-and-materials contract or when the results can be estimated more precisely.

For fixed-price contracts, the Company intends to recognize revenue using the percentage-of-completion method of accounting and following the guidance in SOP 81-1. The Company will make adjustments, if necessary, to the estimates used in the percentage-of-completion method of accounting as work progresses under the contract and as experience is gained.

The Company intends to recognize support revenue from contracts for ongoing technical support and unspecified product updates ratably over the support period.
The Company plans to recognize training revenue as the services are performed.

The Company plans to recognize license revenues from software licenses that do not include services or where the related services are not considered essential to the functionality of the software, when the following criteria are met: a signed noncancellable license agreement with nonrefundable fees has been obtained; the software product has been delivered; there are no uncertainties surrounding product acceptance; the fees are fixed and determinable; and collection is considered probable.

For certain contracts for which reasonably dependable estimates cannot be made or for which inherent hazards make estimates doubtful, the Company recognizes revenue under the completed-contract method of contract accounting. In one contract entered into during 2007, the Company sold fulfillment equipment, hardware and software installation, and software licenses. The Company currently has deferred all revenues related to these contracts as there is no VSOE established for the software portion of the product. Revenues will continue to be deferred, in accordance with SOP 97-2, until delivery of all elements except for PCS and training have occurred.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

1. Description of Organization and Summary of Significant Accounting Policies Continued
Revenue Recognition and Deferred Revenue - Continued
Deferred revenues will be recognized over the remaining term of the contract.  The Company capitalized the direct cost of the equipment and will amortize it as the related revenue is recognized.

The Company entered into two additional contracts during 2007 in which the Company sells its product through a retailer. The product includes both software and the means to submit data to the Company for fulfillment. The Company currently has deferred all revenues related to these contracts as there is no VSOE established for the software portion of the product. Revenues will continue to be deferred, in accordance with SOP 97-2, until the time fulfillment is complete or the obligation to fulfill the order has expired.

Software Development Costs
Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs are capitalized.  The costs to develop software have not been capitalized as management has determined that its software development process is essentially completed concurrent with the establishment of technological feasibility.

Accounting for Equity Based Compensation
Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123(R) (revised 2004), Share-Based Payment which amends SFAS No. 123, Accounting for Stock-Based Compensation and supersedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees.  The Company adopted SFAS No.123(R) using the modified prospective method. The modified prospective method requires that compensation cost be recognized beginning with the effective date based on the requirements of SFAS No. 123(R) for all equity-based payments granted after the effective date and all non-vested equity-based payments granted prior to the effective date.  The  Company  did  not  issue  any employee equity-based payments

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

1. Description of Organization and Summary of Significant Accounting Policies Continued
Accounting for Stock Based Compensation - Continued
prior to January 1, 2006.  The effect of accounting for equity-based awards under SFAS No. 123(R) for the years ended December 31, 2007 and 2006, was to record $505,390, and $37,359, respectively, of equity-based compensation expense in general and administrative expense.

The fair value of each share-based award was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions.

	Expected dividend yield Expected share price volatility Risk-free interest rate Expected life of options	- 40% 4.06% - 4.89% 2.5 years – 4.25 years

Income Taxes
Under the provisions of the Internal Revenue Code and applicable state laws, the Company is taxed similar to a partnership, and as a result, is not directly subject to income taxes. The results of its operations are included in the tax returns of its members. Therefore, no provision or benefit for income taxes has been included in the accompanying financial statements.

Pro forma income tax expense, as if the Company had been a taxable entity would have been $0 for each year presented in the statements of operations.

Recent Accounting Pronouncements
In December 2007, the FASB issued SFAS No. 141 (revised 2007) (SFAS 141R), Business Combinations and SFAS No. 160 (SFAS 160), Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51. SFAS 141R will change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS 141R and SFAS 160 are effective for us beginning in the first quarter of fiscal 2010. Early adoption is not permitted. The adoption of SFAS 141R and SFAS 160 is not expected to have a material impact on the Company’s financial statements.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

1. Description of Organization and Summary of Significant Accounting Policies Continued
Recent Accounting Pronouncements - Continued
In February 2007, the FASB issued SFAS No. 159 (SFAS 159), The Fair Value Option for Financial Assets and Financial Liabilities. Under SFAS 159, companies may elect to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. SFAS 159 is effective beginning in the first quarter of fiscal 2008.

In September 2006, the FASB issued SFAS No. 157 (SFAS 157), Fair Value Measurements, which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. However, in February 2008, the FASB issued FSP FAS 157-b which delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). This FSP partially defers the effective date of Statement 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP. Effective for fiscal 2008, the Company will adopt SFAS 157 except as it applies to those nonfinancial assets and nonfinancial liabilities as noted in FSP FAS 157-b. The adoption of SFAS 157 is not expected to have a material impact on the Company’s financial statements.

In July 2006, the FASB issued Financial Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2007 and as a result, is effective our first quarter of fiscal 2008. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. Additionally, in May 2007, the FASB published FSP No. FIN 48-1 (FSP FIN 48-1),

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

1. Description of Organization and Summary of Significant Accounting Policies Continued
Recent Accounting Pronouncements – Continued
Definition of Settlement in FASB Interpretation No. 48. FSP FIN 48-1 is an amendment to FIN 48. It clarifies how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.  If the Company closes the merger with Secure Alliance Holdings Corporation as noted in Note 10, the Company will be required to comply with FIN 48-1 on the merger date.  The actual impact of the adoption of FIN 48 and FSP FIN 48-1 on our consolidated results of operations and financial condition will depend on facts and circumstances that exist on the date of adoption. The Company is currently calculating the impact of the adoption of FIN 48 and FSP FIN 48-1 but does not expect it to have a material impact on the financial statements.

Reclassifications – Certain amounts in the 2006 financial statements have been reclassified to confirm to the 2007 presentation.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

2. Property and Equipment	Property and equipment consisted of the following as of December 31:
	Computers, software and equipment Furniture and fixtures Leasehold Improvements Less accumulated depreciation and amortization	2007 $ 1,212,558 125,676 4,100 1,342,334 (351,811) $ 990,523	2006 $ 381,391 13,159 - 394,550 (85,542) $ 309,008
Depreciation of property and equipment for the years ended December 31, 2007 and 2006 was $267,457 and $95,660, respectively.
3. Intangible Assets	Intangible assets consisted of the following at December 31:
	Patent costs License – music tracks Accumulated amortization	2007 $ 62,189 30,000 92,189 (17,500) $ 74,689	2006 $ 47,881 30,000 77,881 (7,500) $ 70,381
Amortization expense for the years ended December 31, 2007 and 2006 was $10,000 and $7,500, respectively.

As of December 31, 2007, the Company had not begun to amortize capitalized patent costs as the patent had not yet been granted. Amortization related to the license for music tracks for the years ended December 31, 2008 and 2009 will be $10,000 and $2,500, respectively.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

4. Accrued Liabilities	Accrued liabilities consisted of the following as of December 31:
	Bonuses payable Payroll and payroll taxes payable Interest payable Other	2007 $ 554,000 229,245 - 40,527 $ 823,772	2006 $ 538,222 136,318 125,476 20,127 $ 820,143
5. Notes and Convertible Debentures Payable	Notes and convertible debentures payable consisted of the following as of December 31:

Note payable to Secure Alliance Holdings Corporation (see Note 10), interest at 10% per annum, due December 31, 2008, secured by all assets of the Company

Convertible notes payable to an institutional investor, interest at 10% per annum, due June 5, 2007, less debt discount of $44,497 as of December 31, 2006.  As noted below, during 2007, these notes were converted into common units.

		2007 $ 1,000,000 -	2006 $ - 1,519,503

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

5. Notes and Convertible Debentures Payable Continued
Convertible debentures payable to an institutional investor, with interest at 10% per annum, due January 31, 2007, less debt discount of $114,093 as of December 31, 2006.  As noted below, during 2007, these debentures were converted into common units.

	2007 - $ 1,000,000	2006 715,157 $ 2,234,660

During the first quarter of 2006, the Company entered into a convertible debenture financing arrangement with an institutional investor, through which the Company issued convertible debentures totaling $829,250.  This amount consisted of cash of $775,000 and loan origination fees of $54,250 which were recorded as an asset to be amortized over the life of the loan.  These convertible debentures payable had a stated interest rate of 10% per annum. On May 8, 2007, these debentures and accrued interest of $106,832 were converted into 3,900,341 common units.

 Detachable warrants for the purchase of 1,727,605 common units, which expire in 2008, were granted in connection with these convertible debentures.  The warrants were valued at a total of $178,330 and were recorded as a discount to debt, with a corresponding increase to members’ equity.

 In addition, at the date of issuance the conversion rate of the convertible debentures was less than the fair value of the Company’s common units.  Therefore, a beneficial conversion feature valued at $489,268 was recorded as a discount to debt, with a corresponding increase recorded as members’ equity.

During the year ended December 31, 2007 and 2006, the Company accreted $114,093 and $553,505, respectively, of the debt discount arising from the warrants and the beneficial conversion feature to interest expense using the effective interest method.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

5. Convertible Debentures and Notes Payable Continued
During August, September and October 2006, the Company entered into a convertible note payable financing arrangement with an institutional investor, through which the Company issued convertible notes payable totaling $1,564,000.  This amount consisted of cash of $1,443,510 and loan origination fees of $120,490 which were recorded as an asset to be amortized over the life of the loan.   These convertible notes payable had a stated interest rate of 10% per annum. On May 8, 2007, these convertible notes payable of $1,564,000 along with accrued interest of $102,586 were converted to 3,623,014 common units. The remaining unamortized loan costs and debt discount were recognized as interest expense on the conversion date.

Warrants for the purchase of 1,190,000 common units were granted in 2006 in connection with these convertible notes payable and expire in 2009.  The warrants were valued at a total of $73,222 and were recorded as a discount to debt, with a corresponding increase to members’ equity.

During the years ended December 31, 2007 and 2006, the Company accreted $44,497 and $28,725, respectively, of the debt discount related to the warrants to interest expense using the effective interest method.

As of December 31, 2007, the debt discount had been fully amortized. As of December 31, 2006, the unamortized debt discount was $44,497.

On January 19, 2007 and again on February 14, 2007, the Company issued $500,000 of convertible notes payable to an institutional investor.  These convertible notes payable accrued interest at 9% per annum, and were due on June 30, 2007.  These convertible notes payable, plus accrued interest of $23,178, were converted into 1,604,985 Series B redeemable convertible preferred units at $.6375 per unit. A beneficial conversion feature in the amount of $171,875, was accreted to interest expense in full during the year ended December 31, 2007.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

5. Convertible Debentures and Notes Payable Continued
On April 9, 2007, the Company issued a convertible note payable to an institutional investor for $535,000.  This amount consisted of cash of $500,000 and financing costs of $35,000.  This convertible note payable bore no interest, and was due on June 30, 2007.  On June 5, 2007, this convertible note payable of $535,000 was converted into 713,333 Series B redeemable convertible preferred units at $.75 per unit.

In connection with the Agreement and Plan of Merger (see Note 10), the Company entered into a Loan and Security Agreement and Secured Note with Secure Alliance Holdings Corporation on December 6, 2007 in order to ensure adequate funds through the merger closing date. The agreement provides for Secure to loan a total of up to $2.5 million to the Company through the merger closing date. A total of $1 million was received under the Secured Note as of December 31, 2007.  The amounts advanced under the Secured Note are secured by all assets of the Company, accrue interest at 10% per annum and principal and interest are due and payable on December 31, 2008.

If the Company receives additional capital or conducts any sale of its assets other than in the ordinary course of business prior to the due date, the Company is obligated to use said proceeds to reduce the principal and interest then payable under the Secured Note, up to the amount required to pay the Secured Note in full.

6. Capital Lease Obligations
The Company leases certain equipment and fixtures under  noncancelable long-term leases.  These leases provide the Company the option to purchase the leased assets at the end of the initial lease terms at a bargain purchase price.  Assets held under these capital leases included in property and equipment were as follows at December 31:

	Computers and equipment Furniture and fixtures Less accumulated amortization	2007 $ 349,448 37,600 387,048 (53,623) $ 333,425	2006 $ - - - - $ -

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

6. Capital Lease Obligations Continued
Depreciation expense for assets held under capital leases during the year ended December 31, 2007 was $53,623.

Capital lease obligations have imputed interest rates from approximately 7% to 22% and are payable in aggregate monthly installments of approximately $13,000, maturing through 2010.  The leases are secured by equipment.

Future maturities and minimum lease payments on the capital lease obligations are as follows as of December 31, 2007:
	Minimum Lease Payments: 2008 2009 2010 Amount representing interest Total principal Current portion Long-term portion	$ 156,609 154,089 98,416 409,114 (68,215) 340,899 (118,288) $ 222,611
7. Related Party Transactions

In December 2006, the Company entered into various loans with members of the Company totaling $265,783.  These loans bore interest at 10% per annum and were payable on or before December 31, 2007.  Loan origination fees of $20,005 were recorded as an asset to be amortized over the life of the loans.  On January 5, 2007, an additional $20,000 was loaned to the Company.  In April and May 2007, total outstanding principal, accrued interest, and loan origination fees of $285,783, $10,376, and $20,005, respectively, were paid and the associated asset was fully amortized.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

7. Related Party Transactions Continued
The institutional investor holding the convertible debentures and convertible notes payable referenced in Note 5 qualifies as a related party based upon its beneficial ownership.  As described in Note 5, as of December 31, 2006, a related party investor held convertible debentures in the amount of $2,393,250 (before discount).  As described in Note 5, on May 8, 2007, these debentures and related accrued interest were converted into 7,523,355 common units, or approximately 26% of the common units outstanding after conversion.

Additionally, as described in Note 5, in January, February, and April of 2007, the Company issued $1,535,000 of additional convertible notes payable to the same institutional investor. In May and June of 2007, the notes payable and related accrued interest were converted into 2,318,318 Series B redeemable convertible preferred units.

In May and June of 2007, the Company also issued 6,486,666 Series B redeemable convertible preferred units to the same institutional investor in exchange for $2,000,000, net of issuance costs of $190,000, and a subscription receivable of $2,675,000. The subscription receivable was received in two installments on August 3, 2007 and September 11, 2007.

The Series B preferred units vote on an “as converted” to common units basis. Therefore, when combined with the 8,180,255 common units held, the institutional investor holds 16,985,239 equivalent votes, equivalent to 41% of the voting units outstanding at December 31, 2007. In connection with the sale of the Series B preferred units, the institutional investor appointed two individuals to the Board of Managers.

Additionally, the Company entered into a Consulting Agreement (see Note 10) with the related party investor on August 1, 2007 whereby the investor will receive up to $775,000 over the next 12 month period for advising the Company with regard to financial transactions.  The Company may terminate the agreement upon 30 days notice.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

7. Related Party Transactions Continued
On July 1, 2007, the Company finalized a Sales Representative Agreement with the related party investor whereby such investor is entitled to receive up to a 10% commission on adjusted sales to customers brought to the Company by the investor.  The investor also received an option to purchase a total of 2,250,000 common units of the Company.  A total of 1,500,000 of these options have an exercise price of $.16 and the remaining 750,000 options have an exercise price of $.52.  The options vest at the rate of 750,000 per year at year end in 2007, 2008 and 2009 upon the achievement of certain sales levels. A formalized option agreement was executed on November 20, 2007 changing the exercise price of 750,000 options from $0.52 to $0.62 and the vesting dates to 2008, 2009, and 2010. The sales goals for the first group of 750,000 options was met and the options vested at the end of July, 2007, resulting in equity-based compensation expense of $371,955.

8. Common and Preferred Units
As of December 31, 2006, the Company had authorized 90,000,000 common units and 10,000,000 preferred units, all with no par value.  As of December 31, 2006, the Company had designated 3,746,485 preferred units as Series A.  On May 1, 2007, the Company modified the operating agreement, thereby increasing the number of authorized preferred units to 20,000,000 and designating 12,000,000 preferred units as Series B.

Series A Convertible Preferred Units
During the years ended December 31, 2007 and 2006, there were no Series A preferred units issued.  As of December 31, 2007 and 2006, there were 3,533,720 Series A preferred units outstanding.

Series B Redeemable Convertible Preferred Units
During the year ended December 31, 2007, there were 8,804,984 Series B preferred units issued as follows:

On January 19, 2007 and again on February 14, 2007, the Company issued $500,000 of convertible notes payable to an institutional investor.  These convertible notes payable accrued interest at 9% per annum, and were due on June 30, 2007.  These convertible notes payable, plus accrued interest of $23,178, were converted into 1,604,985 Series B redeemable convertible preferred units at $.6375 per unit. A beneficial conversion feature in the amount of $171,875, was accreted to interest expense in full during the year ended December 31, 2007.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

8. Common and Preferred Units Continued
On April 9, 2007, the Company issued a convertible note payable to an institutional investor for $535,000.  This amount consisted of cash of $500,000 and financing costs of $35,000.  This convertible note payable bore no interest, and was due on June 30, 2007.  This convertible note payable of $535,000 was converted into 713,333 Series B redeemable convertible preferred units at $.75 per unit.

In May and June of 2007, the Company issued 6,486,666 Series B redeemable convertible preferred units at $0.75 per unit to an institutional investor for a payment of $2,000,000, net of issuance costs of $190,000, and the issuance of a subscription receivable of $2,675,000. Payment of the subscription receivable was received in two installments on August 3, 2007 and September 11, 2007.

As of December 31, 2007, there were 8,804,984 units of Series B preferred units outstanding.
Rights and Preferences of Convertible Preferred Units The rights, terms, and preferences of the Series A convertible preferred units and Series B redeemable convertible preferred units are as follows:

• Voting - The Series A convertible preferred units and the Series B redeemable convertible preferred units vote on an “as if converted” to common unit basis together with the Company’s common units on all matters put to a vote of the holders of the common units. As long as at least 6.4 million Series B redeemable convertible preferred units are outstanding, the Board of Managers shall consist of five managers, two of whom shall be elected by a majority of the outstanding Series B redeemable convertible preferred unit holders and the remainder elected by the holders of Series A convertible preferred units and common units, voting as a single class.

• Distributions - Series B redeemable convertible preferred units holders are entitled to a cumulative annual distribution of $.06 per unit.  Series A convertible preferred unit holders are entitled to receive distributions from the Company as established by the Board of Managers.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

8. Common and Preferred Units Continued
Rights and Preferences of Convertible Preferred Units - Continued
• Liquidation – The assets of the Company are distributed as follows in the event of liquidation, dissolution or winding up of the Company (including the sale of substantially all of the assets of the Company): i) the Series B redeemable convertible preferred units are entitled to a liquidation preference of $0.75 per unit, plus all accrued and unpaid distributions; ii) the Series A convertible preferred units are entitled to a liquidation preference in the amount of $0.1335 per unit; iii) the common units are entitled to $0.1335 per unit; and iv) any remaining assets are distributed among the holders of Series A convertible preferred units, Series B redeemable convertible preferred units and common units, pro rata, on an as-converted to common unit basis.

In the event that there are not sufficient assets available for the entire liquidation preference of a given class, the assets of the Company are distributed ratably among the holders of such class on a pro rata basis.

• Redemption (Series B only) – The Company has the right to redeem Series B redeemable convertible preferred units for $.75 per unit plus all accrued and unpaid distributions, with a written notice of not less than 45 days and not more than 60 days, subject to holders’ first right to convert Series B redeemable convertible preferred units to common units. The Series B redeemable convertible preferred unit holders have at least 45 days from receiving notice from the Company to decide whether to have Series B redeemable convertible preferred units redeemed for cash or converted to common units.  At anytime after four years from the date of issuance, the Series B redeemable convertible preferred unit holders have the right to have the Company redeem all or a portion of Series B redeemable convertible preferred units.  Within 60 days after receipt of a written notice, the Company is required to redeem such units at $.75 per unit plus all accrued and unpaid distributions.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

8. Common and Preferred Units Continued
Rights and Preferences of Convertible Preferred Units -Continued
• Conversion (Series A) - The Series A convertible preferred units are convertible at any time at the option of the holder into common units, one for one.  Series A convertible preferred units automatically convert on the earliest of i) the effective date of the registration statement for the Company’s initial public offering of the common units, ii) the date on which the common units are listed or sale on a national stock exchange or have their sales or bid price quoted on NASDAQ, iii) the merger or consolidation of the Company with another company, iv) the sales of all of the outstanding common units, v) the sales of substantially all of the Company’s assets, or vi) the approval of the holders of a majority of the outstanding Series A convertible preferred units.

• Conversion (Series B) - The Series B redeemable convertible preferred units are convertible at any time at the option of the holder into common units, one for one.  However, if the Company subsequently sells common units (New Issuance) for less than the Series B redeemable convertible preferred unit purchase price of $.75 (Conversion Price), a broad based, weighted average adjustment is made to the Conversion Price by multiplying the Conversion Price by the following fraction:  the numerator is the number of units outstanding prior to a New Issuance plus the number of units the new consideration would purchase at the conversion price in effect prior to a New Issuance, and the denominator is the number of units outstanding prior to a New Issuance plus the number of additional units issued in the New Issuance.  Series B redeemable convertible preferred units automatically convert to common units on the earliest of i) the effective date of the registration statement for the Company’s initial public offering of the common units if a) the per common units offering price is at least 200% of the redemption price of the Series B redeemable convertible preferred units, and b) the public offering will result in gross proceeds of at least $40 million, or ii) thirty days after written the Company if within ninety days after a merger or consolidation of the Company with another company all of the following have occurred: a) the common units issuable upon conversion are registered for resale, b) the average volume weighted average per common

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

8. Common and Preferred Units Continued
Rights and Preferences of Convertible Preferred Units - Continued

• Conversion (Series B) – Continued unit price of the common units for twenty consecutive trading days prior to the date of notice of conversion is given is not less than 200% of the redemption price of the Series B redeemable convertible preferred units, and c) the daily average trading volume for twenty consecutive trading days prior to the date notice of conversion is given is not less than 5% of the outstanding common units.

• Common Units Reserved - The Company must at all times reserve and keep available out of its authorized but unissued common units, solely for the purpose of effecting the conversion of preferred units, the number of units needed to do so.  This totaled 12,338,704 and 3,533,720 as of December 31, 2007 and December 31, 2006, respectively.

Common Units
Subject to the rights of holders of Series A convertible preferred units and Series B redeemable convertible preferred units, common unit holders are entitled to receive distributions when, as and if declared by the Board of Managers.  Common unit holders are entitled to one vote for each common unit held.

9. Options and Warrants	Common Unit Warrants The following tables summarize information about common unit warrants as of December 31, 2007 and December 31, 2006:
As of December 31, 2007 Outstanding and Exercisable
	Exercise Price $ 0.24 0.46 $ .24 - .46	Number of Warrants Outstanding 1,727,605 1,190,000 2,917,605	Weighted Average Remaining Contractual Life (Years) 0.1 1.5 0.7	Weighted Average Exercise Price $ 0.24 0.46 $ 0.33

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

9. Options and Warrants Continued	Common Unit Warrants - Continued
As of December 31, 2006 Outstanding and Exercisable
	Exercise Price $ 0.24 0.46 $ .24 - .46	Number of Warrants Outstanding 1,727,605 1,190,000 2,917,605	Weighted Average Remaining Contractual Life (Years) 0.1 2.5 1.7	Weighted Average Exercise Price $ 0.24 0.46 $ 0.33

Warrants for the purchase of 2,917,605 common units were granted in 2006 in connection with convertible debt and expire in 2008, and 2009. The warrants were valued at a total of $251,552 and are included as a component of members’ deficit in the accompanying statements of members’ deficit.

Subsequent to December 31, 2007, 1,727,605 warrants with an exercise price of $.24 were exercised for total proceeds of $414,625 received by the Company in January 2008.
Common Unit Options The following tables summarize information about common unit options:

	December 31, 2007		December 30, 2006
	Number of shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	818,000	$0.29	-	$-
Granted	5,695,000	0.50	818,000	0.29
Exercised	-	-	-	-
Cancelled	(20,000)	0.36	-	-
Outstanding at end of year	6,493,000	0.47	818,000	0.29
Exercisable at year end	1,253,250	0.21	-
Weighted average fair value of options granted during the year	$ 0.29 0.29		$ 0.14 0.14

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

9. Options and Warrants Continued	Common Unit Options - Continued

As of December 31, 2007
	Outstanding			Exercisable
Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
$ 0.16	1,500,000	4.5	$0.16	750,000	$0.16	4.0
0.24	510,000	3.3	.24	340,000.24		3.3
0.36	288,000	3.7	.36	163,250.36		3.7
0.62	4,195,000	5.2	0.62	-
$ 16-.62	6,493,000	4.8	$0.47	1,253,250	$0.21	3.8

As of December 31, 2006
	Outstanding			Exercisable
Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
$ 0.24	510,000	4.3	$0.24	-	$-	-
0.36	308,000	4.7	0.36	-	-	-
$ .24–.36	818,000	4.5	$.24–.36	-	-	-

As of December 31, 2007 and 2006, options outstanding had an aggregate intrinsic value of $471,864 and $45,900, respectively.

As of December 31, 2007 and 2006, there was approximately $780,636 and $77,015, respectively, of total unrecognized equity-based compensation cost related to option grants that will be recognized over a weighted average period of 2.6 and 2.4 years.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

10. Commitments and Contingencies
Litigation – On December 17, 2007, Robert L. Bishop, who worked with the Company in a limited capacity in 2004 and is a current member of a limited liability company that owns an equity interest in the Company, filed a legal claim against the Company for unpaid wages and/or commissions (with no amount specified) and promised equity.  The complaint was served on the Company on January 7, 2008.  The Company timely filed an answer denying Mr. Bishop’s claim.  Management believes the demand for payment is without basis, evidence, or meaningful information and intends to vigorously defend against it.  Due to the early stage of the proceedings, management is unable to estimate the likelihood of a negative outcome or estimate the potential liability due to this claim.

Operating Leases - The Company has operating leases for office space and co-location services with terms expiring in 2009, 2010, and 2012. Future minimum lease payments are approximately as follows:
	Years Ending December 31 2008 2009 2010 2011 2012	Amount $ 218,300 211,900 67,600 5,400 3,600 $ 506,800
Rental expense under operating leases totaled $340,828 and $71,831 for the years ended December 31, 2007 and 2006, respectively.

Agreement and Plan of Merger
Effective December 6, 2007, Secure Alliance Holdings Corporation (SAH) a publicly held company and the Company executed an Agreement and Plan of Merger, whereby SAH agreed to acquire 100% of the issued and outstanding equity units of the Company. Each issued and outstanding membership interest of the  Company will be converted into the right to receive .87096285 post-split shares of the SAH’s common stock, or approximately 80% of its post-reorganization outstanding common stock.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

10. Commitments and Contingencies Continued
Agreement and Plan of Merger - Continued
The Company is considered the acquirer for accounting purposes; therefore, this merger will be accounted for as a reverse acquisition.  As a result of the merger, the Company will receive approximately $9.8 million in cash to fund operations.

In connection with the Agreement and Plan of Merger, the Company entered into a Loan and Security agreement and Secured Note with SAH on December 6, 2007 in order to ensure adequate funds through the closing date. The agreement provides for SAH to loan a total of up to $2.5 million to the Company through the closing date. A total of $1 million was received under the Secured Note on December 6, 2007.  On January 15, 2008 and February 15, 2008, the Company received $1,000,000 and $500,000, respectively, under the Secured Note (see Note 6).

Contingency - The Company has executed a letter agreement with an institutional investor which provides for the issuance of an additional 1,525,000 common units upon the voluntary conversion of all outstanding Series B preferred units owned by the investor. The agreement calls for the conversion of the Series B preferred units into common units immediately preceding the closing of the merger described above.

Purchase Commitments – On November 29, 2007, the Company entered into an agreement which includes a noncancelable purchase commitment for minimum guaranteed royalties in the amount of $97,000.

Warranty Obligations – The Company provides a 90-day warranty on certain manufactured products. As of December 31, 2007, these obligations have not been significant. The Company does not expect these obligations to become significant in the future and no related liability has been accrued as of December 31, 2007 and 2006.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements
Continued

11. Retirement Plan
On January 1, 2007, the Company established a 401(k) defined contribution plan that covers eligible employees who have completed a minimum of three months of service and who are 21 years of age or older.  Employees may elect to contribute to the plan up to 100 percent of their annual compensation up to a limit of $16,000 in 2008, and increasing by $500 each year thereafter for inflation or as defined and limited by the Internal Revenue Code.  To date, the Company has not made any employer contributions to the plan and is not required to do so.

12. Subsequent Events	Note Payable – In January and February, 2008, the Company received an additional $1,500,000 under the Secured Note (see Note 5).

Warrant Exercise – On January 31, 2008, an institutional investor exercised warrants to purchase 1,727,605 common equity units of the Company with an exercise price of $.24 per unit and total proceeds of $414,625.

Modification to Merger Agreement – The Company agreed to amend its agreement with Secure Alliance Holdings, Inc. (SAH) to provide for a 1 for 2 reverse stock split rather than a 1 for 3 reverse stock split upon consummation of the merger.  Accordingly, each outstanding membership interest in the Company will be converted into the right to receive .87096285 post-split shares of SAH common stock.

Closing of Merger Agreement – On June 6, 2008, the Company closed the merger transaction with SAH.  In connection with the merger transaction, the unit holders of the Company exchanged all of their units for shares of common stock of SAH.  The number of shares of SAH stock received in the merger represent approximately 80% of the total outstanding shares of SAH.  Because the unit holders of the Company obtained a majority ownership in SAH through the merger, the transaction will be accounted for as a reverse merger.  As a result of the merger, the Company received approximately $7.3 million in cash to fund operations in addition to the $2.5 million previously loaned to the Company by SAH.